Exhibit 33.3

Report of Management

To: Ernst & Young LLP

Assertions

The management of Great Lakes Educational Loan Services, Inc. (the Company) provides these assertions to your firm because it is conducting an engagement of the Company’s compliance with the U.S. Department of Education’s Lender Servicer Financial Statement Audit and Compliance Attestation Guide (Guide). The purpose of the compliance engagement is to express an opinion about whether the Company has complied with the applicable requirements, described in the following subsections of Section 3 of the Guide:

§3.2 LaRS Reporting

The loan information (loan types, interest rate, beginning and ending principal loan balances, and loan status (past due, in grace, in deferment)) reported in Parts I, II, III, IV, and V of the Lender Report Services (LaRS) report submitted to the Department of Education (ED) on behalf of the Company’s lender clients during the year ended December 31, 2011, agrees with the Company’s periodic and monthly reports sent to serviced lenders to update their accounting records, in accordance with 34 CFR 305(a) and 34 CFR 682.414. In addition, the LaRS reports submitted to the ED on behalf of the Company’s lender clients during the year ended December 31, 2011, were submitted timely in accordance with 34 CFR 682.414.

§3.3 Loan Records

The loans reported in the LaRS report submitted to the ED on behalf of the Company’s lender clients during the year ended December 31, 2011, were supported with loan records that included all applicable documents listed in 34 CFR 682.414(a)(4)(ii).

§3.4 Interest Benefits

Loans reported in Part II of the LaRS report submitted to the ED on behalf of the Company’s lender clients during the year ended December 31, 2011, were (1) assigned the correct interest rate in accordance with 34 CFR 202(a) and 50 USC App. 527, (2) billed interest only for periods specified in 34 CFR 682.300(b)(2) and not for interest covered under 34 CFR 682.300(c), (3) billed interest on consolidation loans in accordance with 34 CFR 682.301(a)(3), (4) terminated interest billing in accordance with 34 CFR 300(b) and (c), (5) calculated and submitted Consolidation Loan Rebate Fees (CLRF) in accordance with 20 USC 1078-3(f), and (6) calculated interest benefits in accordance with 34 CFR 682.304(b) and (c).

§3.5 Special Allowance Payments

Loans reported in Part III of the LaRS report submitted to the ED on behalf of the Company’s lender clients during the year ended December 31, 2011, were (1) billed special allowance only for eligible loans as defined in 34 CFR 682.302(b), (2) terminated special allowance billing in accordance with 34 CFR 682.302(d) and 682.302(e)(2) and (3), and (3) calculated the average daily balance in accordance with 34 CFR.304(d).

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC. 2401 INTERNATIONAL LANE | MADISON, WI 53704-3192 PHONE: 608-246-1800 | WEB: MYGREATLAKES.ORG

The Company does not make any assertions related to compliance with §3.5 Special Allowance Payments criteria related to billing special allowance for eligible loans made or purchased with funds derived from tax-exempt obligations in accordance with 34 CFR 682.304(e), (f), and (g), as the Company did not service such loans during the year ended December 31, 2011.

§3.6 Loan Sales, Purchases, and Transfers

Loan purchases and sales made on behalf of the Company’s lender clients during the year ended December 31, 2011, were recorded in accordance with the instructions the Company receives from buyers/sellers with respect to the start/end dates of eligibility for interest, special allowance, and responsibility for payment of loan origination fees. During the year ended December 31, 2011, the Company (1) complied with the notification requirements in 34 CFR 682.208(e) and 34 CFR 682.208(b)(2) upon assignment or transfer of ownership of interest of a Stafford, PLUS, SLS, or Consolidation loan that results in a change in the identity of the party to whom the borrower must send subsequent payments and (2) paid all fees required by 34 CFR 382.305(a)(4).

§3.7 Enrollment Reports

Upon receipt of Enrollment Reports or other notification of change information for loans serviced during the year ended December 31, 2011, the Company (1) reviewed and used the enrollment report data to make adjustments to loan status as necessary and (2) converted loans to repayment status in accordance with 34 CFR 682.209.

§3.8 Payment Processing

For loans serviced during the year ended December 31, 2011, the Company (1) calculated interest and principal in accordance with 34 CFR 682.202(a) and (b) and (2) applied loan payments and prepayments in accordance with 34 CFR 682.209(b) or the documented specific request of the borrower.

§3.9 Due Diligence in the Collection of Delinquent Loans

For loans serviced during the year ended December 31, 2011, the Company engaged in specific collection and claim filing activities for delinquent loans as required by 34 CFR 682.411 and (2) maintained due diligence documentation required by 34 CFR 682.414(a)(4).

§3.10 Timely Claim Filings

For loans serviced during the year ended December 31, 2011, the Company maintained records necessary to document the validity of a claim against a loan guaranty in accordance with 34 CFR 682.414(a)(4)(ii), including those items required to be filed in accordance with 34 CFR 682.402 (c), (d), (e), and (g) for death, disability, false certification, closed schools, or bankruptcy claims and 34 CFR 682.406(a)(5) for default claims.

§3.11 Curing Due Diligence and Timely Claim Filing Violations

For loans serviced during the year ended December 31, 2011, the Company complied with the requirements for curing due diligence and timely claim filing violations contained in 34 CFR 682.411 and 34 CFR Part 682, Appendix D.

§3.12 Holding Loans as a Trustee for an Institution of Higher Education or an Affiliated Organization

The Company does not make any assertions related to compliance with §3.12 Holding Loans as a Trustee for an Institution of Higher Education or an Affiliated Organization, as it is not applicable to the Company.

Representations

The Company also represents that management:

•	Acknowledges and accepts responsibility for its compliance with the applicable specified requirements;

•	Acknowledges and accepts responsibility for establishing an effective internal control structure over compliance;

•	Has evaluated its compliance with the applicable specified requirements or its controls for ensuring compliance and detecting noncompliance with requirements, as applicable;

•

Asserts that, based on its evaluation of the applicable requirements identified in Section 3 of the U.S. Department of Education’s Lender Servicer Financial Statement Audit and Compliance Attestation Guide, the Company is in compliance with those applicable requirements, and the internal controls relating to those requirements are effective;

•	Has disclosed to you, the auditor, all known noncompliance;

•	Has made available to you, the auditor, all documentation related to compliance with the applicable specified requirements;

•

Has disclosed any communications from regulatory agencies, internal auditors, and other auditors concerning possible noncompliance with the applicable specified requirements, including communications received between the end of the period addressed in the written assertion and the date of the auditor’s report;

•	Has disclosed any known noncompliance occurring subsequent to the period for which or date management is making these assertions, February 9, 2012; and

•	Has not provided any interpretations to you, the auditor, of applicable compliance requirements that have varying interpretations.

The management of the Company confirms that the assertions and representations provided in this document are true and accurate, to the best of its knowledge and belief.

Sincerely,

Jill Leitl
Chief Servicing Officer
February 9, 2012

Lender Servicer and Auditor Information Sheet

Lender Servicer Information:

Lender Servicer Name:	Great Lakes Educational Loan Services, Inc.
Lender Servicer ID Number(s):	700057
Telephone Number:	608-246-1800
Fax Number:	608-246-1696
President:	Paul Thornburgh
Name of Contact Person and Title:	Jill Leitl, Chief Servicing Officer

Audit Firm Information:

Name of Partner in Charge:	David Gay
Email Address:	David.Gay@ey.com
State in Which Licensed and CPA License Number (Home State):	WI 17716
If Engagement Performed Outside of Home State, Name of Other State and CPA License Number in That State:	N/A
Firm’s Name:	Ernst & Young LLP
Street:	875 East Wisconsin Avenue
City, State, Zip:	Milwaukee, WI 53202
Telephone and Fax Numbers:	Tel. 414-223-7092 Fax 866-304-3871

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